Exhibit 99.1

News Release NYSE: BPL	Buckeye Partners, L.P. One Greenway Plaza Suite 600 Houston, TX 77046

Contact:	Kevin J. Goodwin Vice President & Treasurer irelations@buckeye.com (800) 422-2825

BUCKEYE PARTNERS, L.P. REPORTS FIRST QUARTER 2019 FINANCIAL RESULTS
Announces Cash Distribution

HOUSTON, May 10, 2019 — Buckeye Partners, L.P. (“Buckeye”) (NYSE: BPL) today reported its financial results for the first quarter of 2019. Net income attributable to Buckeye was $80.8 million for the first quarter of 2019 compared to $112.4 million for the first quarter of 2018. Adjusted EBITDA (as defined below) for the first quarter of 2019 was $216.4 million compared to $261.7 million for the first quarter of 2018. Buckeye’s first quarter 2019 results were impacted by the sale of the partnership’s 50% equity interest in VTTI, which was completed in January 2019, and the sale of the package of domestic pipeline and terminal assets (the “Domestic Asset Package”), which closed in December 2018. Included in the first quarter 2018 results was a $43.6 million contribution to Adjusted EBITDA from the divested assets.

Net income attributable to Buckeye was $0.52 per diluted unit for the first quarter of 2019 compared to $0.74 per diluted unit for the first quarter of 2018. The diluted weighted average number of units outstanding in the first quarter of 2019 was 154.5 million compared to 149.5 million in the first quarter of 2018.

“Our first quarter results demonstrated the stability of our diversified asset portfolio,” stated Clark C. Smith, Chairman, President and Chief Executive Officer. “Our Domestic Pipelines and Terminals segment benefited from higher average pipeline tariff rates, driven by annual escalations on our systems, and increased pipeline and terminal throughput volumes, after adjusting for the Domestic Asset Package sale. Within our Global Marine Terminals segment, strong performance by our Buckeye Texas Partners facilities, which benefited from annual fee escalations and continued operating efficiencies during the quarter, was partially offset by the continued impact of challenging market conditions in the segregated storage market. Our Buckeye Merchant Services segment continued to generate strong utilization across our portfolio of assets and again achieved a record contribution to our other segments, while favorable spreads more than offset weaker rack margins in this business. Finally, all of our businesses benefited from our operating and administrative teams’ continued focus on managing costs across the organization,” stated Mr. Smith.

Distributable cash flow (as defined below) for the first quarter of 2019 was $144.5 million compared to $169.2 million for the first quarter of 2018. Buckeye also reported distribution coverage of 1.24 times for the first quarter of 2019.

Distribution. Buckeye also announced today that its general partner declared a cash distribution of $0.75 per limited partner unit (“LP Unit”) for the quarter ended March 31, 2019. The distribution will be payable on May 28, 2019 to unitholders of record on May 20, 2019. Buckeye has paid distributions in each quarter since its formation in 1986.

Conference Call. Buckeye will host a conference call with members of executive management today, May 10, 2019, at 11:00 a.m. Eastern Time. To access the live webcast of the call, go to https://edge.media-server.com/m6/p/u6g2ffa9 ten minutes prior to its start. Interested parties may participate in the call by dialing 877-870-9226 and entering the conference ID 2636028. A replay will be archived and available at this link through June 9, 2019, and the replay also may be accessed by dialing 800-585-8367 and entering the conference ID 2636028.

About Buckeye Partners, L.P.

Buckeye Partners, L.P. (NYSE: BPL) is a publicly traded master limited partnership which owns and operates a diversified global network of integrated assets providing midstream logistic solutions, primarily consisting of the transportation, storage, processing and marketing of liquid petroleum products. Buckeye is one of the largest independent liquid petroleum products pipeline operators in the United States in terms of volumes delivered, with approximately 6,000 miles of pipeline. Buckeye also uses its service expertise to operate and/or maintain third-party pipelines and terminals and perform certain engineering and construction services for its customers. Buckeye’s global terminal network comprises more than 115 liquid petroleum products terminals with aggregate tank capacity of over 118 million barrels across our portfolio of pipelines, inland terminals and marine terminals located primarily in key petroleum logistics hubs in the East Coast, Midwest and Gulf Coast regions of the United States as well as in the Caribbean. Buckeye’s terminal assets facilitate global flows of crude oil and refined petroleum products, offering its customers connectivity between supply areas and market centers through some of the world’s most important bulk liquid storage and blending hubs. Buckeye’s flagship marine terminal in The Bahamas, Buckeye Bahamas Hub, is one of the largest marine crude oil and refined petroleum products storage facilities in the world and provides an array of logistics and blending services for the global flow of petroleum products. Buckeye’s Gulf Coast regional hub, Buckeye Texas Partners, offers world-class marine terminalling, storage and processing capabilities. Buckeye is also a wholesale distributor of refined petroleum products in certain areas served by its pipelines and terminals. More information concerning Buckeye can be found at www.buckeye.com.

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Adjusted EBITDA and distributable cash flow are not measures defined by accounting principles generally accepted in the United States of America (“GAAP”). We define Adjusted EBITDA as earnings (losses) before interest expense, income taxes, depreciation and amortization, further adjusted to exclude certain non-cash items, such as non-cash compensation expense; transaction, transition, and integration costs associated with acquisitions; certain unrealized gains and losses on foreign currency transactions and foreign currency derivative financial instruments, as applicable; and certain other operating expense or income items, reflected in net income, that we do not believe are indicative of our core operating performance results and business outlook, such as hurricane-related costs, gains and losses on property damage recoveries, non-cash impairment charges, and gains and losses on asset sales. We define distributable cash flow as Adjusted EBITDA less cash interest expense, cash income tax expense, and maintenance capital expenditures incurred to maintain the operating, safety, and/or earnings capacity of our existing assets, plus or minus realized gains or losses on certain foreign currency derivative financial instruments, as applicable. These definitions of Adjusted EBITDA and distributable cash flow are also applied to our proportionate share in the Adjusted EBITDA of significant equity method investments, which from January 1, 2017 through September 30, 2018 included VTTI, and are not applied to our less significant equity method investments. The calculation of our proportionate share of the reconciling items used to derive Adjusted EBITDA was based upon our 50% equity interest in VTTI, prior to adjustments related to noncontrolling interests in several of its subsidiaries and partnerships, which were immaterial. Adjusted EBITDA and distributable cash flow are non-GAAP financial measures that are used by our senior management, including our Chief Executive Officer, to assess the operating performance of our business and optimize resource allocation. We use Adjusted EBITDA as a primary measure to: (i) evaluate our consolidated operating performance and the operating performance of our business segments; (ii) allocate resources and capital to business segments; (iii) evaluate the viability of proposed projects; and (iv) determine overall rates of return on alternative investment opportunities.  We use distributable cash flow as a performance metric to compare cash-generating performance of Buckeye from period to period and to compare the cash-generating performance for specific periods to the cash distributions (if any) that are expected to be paid to our unitholders. Distributable cash flow is not intended to be a liquidity measure.

We believe that investors benefit from having access to the same financial measures used by management and that these measures are useful to investors because they aid in comparing our operating performance with that of other companies with similar operations. The Adjusted EBITDA and distributable cash flow data presented by us may not be comparable to similarly titled measures at other companies because these items may be defined differently by other companies. Please see the attached reconciliations of each of Adjusted EBITDA and distributable cash flow to net income.
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This press release includes forward-looking statements that we believe to be reasonable as of today’s date. All statements that express belief, expectation, estimates or intentions, as well as those that are not statements of historical facts, are forward-looking statements. Such statements use forward-looking words such as “proposed,” “anticipate,” “project,” “potential,” “could,” “should,” “continue,” “estimate,” “expect,” “may,” “believe,” “will,” “plan,” “seek,” “outlook” and other similar expressions that are intended to identify forward-looking statements, although some forward-looking statements are expressed differently. These statements discuss future expectations and contain projections. Specific factors that could cause actual results to differ from those in the forward-looking statements include, but are not limited to: (i) changes in federal, state, local and foreign laws or regulations to which we are subject, including those governing pipeline tariff rates and those that permit the treatment of us as a partnership for federal income tax purposes; (ii) terrorism and other security risks, including cyber risk, adverse weather conditions, including hurricanes, environmental releases and natural disasters; (iii) changes in the marketplace for our products or services, such as increased competition, changes in product flows, better energy efficiency or general reductions in demand; (iv) adverse regional, national or international economic conditions, adverse capital market conditions, and adverse political developments; (v) shutdowns or interruptions at our pipeline, terminalling, storage and processing assets or at the source points for the products we transport, store or sell; (vi) unanticipated capital expenditures in connection with the construction, repair or replacement of our assets; (vii) volatility in the price of liquid petroleum products; (viii) nonpayment or nonperformance by our customers; (ix) our ability to successfully complete our organic growth projects and to realize the anticipated financial benefits; and (x) our ability to integrate acquired assets with our existing assets and to realize anticipated cost savings and other efficiencies and benefits.  You should read our filings with the U.S. Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2018, for a more extensive list of factors that could affect results.  We undertake no obligation to revise our forward-looking statements to reflect events or circumstances occurring after today’s date except as required by law.
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This release is intended to be a qualified notice under Treasury Regulation Section 1.1446-4(b). Brokers and nominees should treat one hundred percent (100.0%) of Buckeye’s distributions to non-U.S. investors as being attributable to income that is effectively connected with a United States trade or business.  Accordingly, Buckeye’s distributions to non-U.S. investors are subject to federal income tax withholding at the highest applicable effective tax rate.

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BUCKEYE PARTNERS, L.P.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per unit amounts)
(Unaudited)

	Three Months Ended March 31,
	2019	2018
Revenue:
Product sales	$662,996	$792,187
Transportation, storage and other services	365,976	390,918
Total revenue	1,028,972	1,183,105

Costs and expenses:
Cost of product sales	655,107	785,327
Operating expenses	152,898	154,868
Depreciation and amortization	63,884	64,138
General and administrative	21,650	23,289
Other, net	1,213	(14,030)
Total costs and expenses	894,752	1,013,592
Operating income	134,220	169,513

Other (expense) income:
Earnings from equity investments	3,345	7,489
Interest and debt expense	(52,168)	(59,105)
Other expense, net	(3,839)	(315)
Total other expense, net	(52,662)	(51,931)

Income before taxes	81,558	117,582
Income tax expense	(298)	(490)
Net income	81,260	117,092
Less: Net income attributable to noncontrolling interests	(498)	(4,719)
Net income attributable to Buckeye Partners, L.P.	$80,762	$112,373

Earnings per unit attributable to Buckeye Partners, L.P.:
Basic	$0.52	$0.75
Diluted	$0.52	$0.74

Weighted average units outstanding:
Basic	153,846	148,904
Diluted	154,542	149,532

 BUCKEYE PARTNERS, L.P.
SELECTED FINANCIAL AND OPERATING DATA
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2019	2018
Revenue:
Domestic Pipelines & Terminals	$241,536	$255,435
Global Marine Terminals	134,007	144,085
Merchant Services	669,515	798,428
Intersegment	(16,086)	(14,843)
Total revenue	$1,028,972	$1,183,105

Total costs and expenses: (1)
Domestic Pipelines & Terminals	$137,906	$146,224
Global Marine Terminals	106,221	85,383
Merchant Services	666,711	796,828
Intersegment	(16,086)	(14,843)
Total costs and expenses	$894,752	$1,013,592

Depreciation and amortization:
Domestic Pipelines & Terminals	$23,114	$23,708
Global Marine Terminals	39,742	39,208
Merchant Services	1,028	1,222
Total depreciation and amortization	$63,884	$64,138

Operating income:
Domestic Pipelines & Terminals	$103,630	$109,211
Global Marine Terminals	27,786	58,702
Merchant Services	2,804	1,600
Total operating income	$134,220	$169,513

Adjusted EBITDA:
Domestic Pipelines & Terminals	$135,893	$140,651
Global Marine Terminals	75,507	117,418
Merchant Services	4,998	3,655
Total Adjusted EBITDA	$216,398	$261,724

Capital expenditures: (2)
Domestic Pipelines & Terminals	$80,869	$62,841
Global Marine Terminals	22,534	54,057
Merchant Services	—	18
Total capital expenditures	$103,403	$116,916

Summary of capital expenditures: (2)
Maintenance capital expenditures	$23,351	$28,200
Expansion and cost reduction	80,052	88,716
Total capital expenditures	$103,403	$116,916

	March 31,	December 31,
	2019	2018
Key Balance Sheet Information:
Cash and cash equivalents	$1,516	$1,830
Long-term debt, including current portion (3)	3,683,013	4,536,715
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(1)	Includes depreciation and amortization.

(2)
Amounts exclude the impact of changes in accruals for capital expenditures. On an accrual basis, capital expenditure additions to property, plant and equipment were $82.4 million and $118.9 million for the three months ended March 31, 2019 and 2018, respectively.

(3)
Excludes $137.6 million and $177.7 million of borrowings under the Credit Facility used to finance the Buckeye Merchant Services Companies’ current working capital needs as of March 31, 2019 and December 31, 2018, respectively.

BUCKEYE PARTNERS, L.P.
SELECTED FINANCIAL AND OPERATING DATA - Continued
(Unaudited)

	Three Months Ended March 31,
	2019	2018
Domestic Pipelines & Terminals (average bpd in thousands):
Pipelines:
Gasoline	735.7	732.5
Jet fuel(1)	246.3	240.2
Middle distillates (2)	366.6	357.2
Other products (3)	9.8	12.5
Total throughput (3)	1,358.4	1,342.4
Terminals:
Throughput (4)(5)	1,277.9	1,259.3

Pipeline average tariff (cents/bbl) (6)	97.6	93.5

Global Marine Terminals (percent of capacity):
Average capacity utilization rate (7)	77%	88%

Merchant Services (in millions of gallons):
Sales volumes	356.5	396.0
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(1)	Excludes 113.0 bpd of jet fuel for the three months ended March 31, 2018, related to the DPTS asset package divested on December 17, 2018.

(2)	Includes diesel fuel and heating oil.

(3)	Includes liquefied petroleum gas, intermediate petroleum products and crude oil.

(4)	Includes the throughput of two underground propane storage caverns.

(5)	Excludes 55.8 bpd of total terminal throughput for the three months ended March 31, 2018 related to the DPTS asset package divested on December 17, 2018.

(6)	Pipeline average tariff for the three months ended March 31, 2018 has been adjusted to remove the effects of the DPTS asset package divested on December 17, 2018.

(7)
Represents the ratio of contracted capacity to capacity available to be contracted.  Based on total capacity (i.e., including out of service capacity), average capacity utilization rates are approximately 75% and 83% for the three months ended March 31, 2019 and 2018, respectively.

BUCKEYE PARTNERS, L.P.
SELECTED FINANCIAL AND OPERATING DATA
Non-GAAP Reconciliations
(In thousands, except coverage ratio)
(Unaudited)

		Three Months Ended March 31,
		2019	2018
Net income		$81,260	$117,092
Less:	Net income attributable to noncontrolling interests	(498)	(4,719)
Net income attributable to Buckeye Partners, L.P.		80,762	112,373
Add:	Interest and debt expense	52,168	59,105
	Income tax expense	298	490
	Depreciation and amortization (1)	63,884	64,138
	Non-cash unit-based compensation expense	9,917	8,690
	Acquisition, dispositions, and transition expense (2)	4,083	282
	Hurricane-related costs, net of recoveries (3)	(929)	581
	Non-cash impairment on disposals of long-lived assets	2,195	—
	Proportionate share of Adjusted EBITDA for the equity method investment in VTTI (4)	—	34,540
	Earnings from the equity method investment in VTTI (4)	—	(4,390)
	Loss on early extinguishment of debt (5)	4,020	—
Less:	Gains on property damage recoveries (6)	—	(14,085)
Adjusted EBITDA		$216,398	$261,724
Less:	Interest and debt expense, excluding amortization of deferred financing costs, debt discounts, debt retirement costs, interest rate swap settlements and amortization, and other	(48,546)	(55,205)
	Income tax expense, excluding non-cash taxes	(298)	(401)
	Maintenance capital expenditures	(23,351)	(28,200)
	Proportionate share of VTTI’s interest expense, current income tax expense, realized foreign currency derivative gains and losses, and maintenance capital expenditures (4)	—	(10,836)
Add:	Hurricane-related maintenance capital expenditures	295	2,098
Distributable cash flow		$144,498	$169,180

Distributions for coverage ratio (7)		$116,319	$186,755

Coverage ratio		1.24	0.91
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(1)	Includes 100% of the depreciation and amortization expense of $17.8 million for Buckeye Texas Partners LLC (“Buckeye Texas”) for the three months ended March 31, 2018.

(2)	Represents transaction, internal and third-party costs related to asset acquisition, dispositions, and integration.

(3)
Represents costs incurred at our BBH facility in the Bahamas, Yabucoa Terminal in Puerto Rico, Corpus Christi facilities in Texas, and certain terminals in Florida, as a result of hurricanes, which occurred in 2017 and 2016, including operating expenses and write-offs of damaged long-lived assets net of insurance recoveries.

(4)
Due to the significance of our equity method investment in VTTI, effective January 1, 2017 through September 30, 2018, we applied the definition of Adjusted EBITDA and distributable cash flow, covered in our description of non-GAAP financial measures, with respect to our proportionate share of VTTI’s Adjusted EBITDA and distributable cash flow. The calculation of our proportionate share of the reconciling items used to derive these VTTI performance metrics was based upon our 50% equity interest in VTTI, prior to adjustments related to noncontrolling interests in several of its subsidiaries and partnerships, which were immaterial.

(5)	Represents the loss on early extinguishment of the $275.0 million principal amount outstanding under our 5.500% notes and $250.0 million variable-rate Term Loan.

(6)
Represents gains on recoveries of property damages caused by third parties, which primarily related to a settlement in connection with a 2012 vessel allision with a jetty at our BBH facility in the Bahamas.

(7)
Represents cash distributions declared for LP Units and for distribution equivalent rights with respect to certain unit-based compensation awards (“DERs”) outstanding as of each respective period.  Amount for 2019 reflects estimated cash distributions for LP Units and DERs for the quarter ended March 31, 2019.